Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/30/2018 07:36 AM
Original ID: 2018-000798744
Amendment ID: 2018-002288079

# Profit Corporation
# Articles of Amendment

1. Corporation name:

CW Petroleum Corp

2. Article number(s) VII - XIII is amended as follows:

See Attached

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/15/2018
*(Date – mm/dd/yyyy)*

Received
APR 25 2018
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

**OR**

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

**OR**

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

**Signature:** [signature] **Date:** 4/23/18
*(May be executed by Chairman of Board, President or another of its officers.)* *(mm/dd/yyyy)*

Print Name: Christopher Williams Contact Person: Christopher Williams

Title: President Daytime Phone Number: 713-857-8142

Email: chris@cwpetroleumcorp.com

*(Email provided will receive annual report reminders and filing evidence.)*
**May list multiple email addresses*

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] Please submit one **originally signed** document.
- [x] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [x] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

CW Petroleum Corp.

April 23, 2018

Subject: CW Petroleum Corp: Articles Amend

Dear State of Wyoming,

Please add the below Articles for CW Petroleum Corp Effective April 15, 2018:

**VII. BOARD OF DIRECTORS**

The governing Board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

a) To manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the State of Wyoming, these Articles, or the Bylaws of the corporation.

b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

**VIII. AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME**

The Board shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board, in its sole discretion, deems appropriate.

Received
APR 25 2018
Secretary of State
Wyoming

5919 Hawthorne Garden Way
Katy, TX 77494

## IX. BYLAWS

Bylaws of this Corporation may be adopted by the Board, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the WBCA.

## X. CONSENT TO ACTION WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Wyoming or to the secretary of the Corporation at its principal office.

## XI. MAJORITY CONSENT

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if at least a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

## XII. CONFLICTS OF INTEREST

To the full extent contemplated by the WBCA, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation has interest in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

## XIII. INDEMIFICATION

The Corporation shall indemnify its officers, directors and shareholders to the fullest extent allowed under the WBCA.

Sincerely,

Christopher Williams
President
CW Petroleum Corp
713-857-8142 Phone
713-456-2916 Fax
chris@cwpetroleumcorp.com
www.cwpetroleumcorp.com

# RECEIPT

Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

CW PETROLEUM CORP
5919 HAWTHORNE GARDEN WAY
KATY, TX 77494

## RECEIPT INFORMATION

Receipt #: **001405775**
Receipt Date: **04/30/2018**
Processed By: **Kit Bennett**

**DO NOT PAY!**
**This is not a bill.**

| Description of Charges | Reference | Quantity | Unit Price | Total |
|---|---|---|---|---|
| Common Amendment - Profit Corporation - Domestic | 2018-002288079 | 1 | $50.00 | $50.00 |

**TOTAL CHARGES PAID $50.00**

| Description of Payment | Reference | Amount |
|---|---|---|
| Payment-Check / Money Order | 4515 | $50.00 |

**TOTAL PAYMENT $50.00**

**In Reference To:**
CW Petroleum Corp (2018-000798744); Amendment ID: 2018-002288079

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov

**Wyoming Secretary of State**
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/15/2018 10:02 AM
ID: 2018-000798744

# Profit Corporation
# Articles of Incorporation

1. Corporation name:

CW Petroleum Corp

2. This entity elects to be a statutory close corporation: ☐

*(You may refer to the Close Statutory Close Corporation Supplement for more information W.S. 17-17-101 through 17-17-151.)*

3. Name and physical address of its registered agent:

*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. **The registered agent must have a physical address in Wyoming.** If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address.**)*

Name: Corporation Service Company

Address: 1821 Logan Avenue Cheyenne, WY 82001

*(If mail is received at a Post Office Box, please list above **in addition to the physical address.**)*

4. Mailing address of the corporation:

5919 Hawthorne Garden Way
Katy, TX 77494

5. Principal office address:

5919 Hawthorne Garden Way
Katy, TX 77494

Received
APR 11 2018
Secretary of State
Wyoming

6. Number and class of shares the corporation will have the authority to issue:

Number of Common Shares: 99,000,000 Common Par Value of: $0.0001
Number of Preferred Shares: 1,000,000 Preferred Par Value of: $0.0001

7. Name and address of each incorporator:

| Name: | Address: |
|---|---|
| Christopher Williams | 5919 Hawthorne Garden Way Katy, TX 77494 |
| | |
| | |

8. Execution *(all incorporators must sign)*:

**Signature:** ______________________ **Date:** 04/01/2018 *(mm/dd/yyyy)*

Print Name: Christopher Williams

**Signature:** ______________________ **Date:** ____________ *(mm/dd/yyyy)*

Print Name:

**Signature:** ______________________ **Date:** ____________ *(mm/dd/yyyy)*

Print Name:

Contact Person: Christopher Williams

Daytime Phone Number: 713-857-8142

Email: chris@cwpetroleumcorp.com

*(Email provided will receive annual report reminders and filing evidence)*
**May list multiple email addresses*

**Wyoming Secretary of State**
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

# Consent to Appointment by Registered Agent

I, Corporation Service Company, registered office located at
*(name of registered agent)*

1821 Logan Avenue
Cheyenne, WY 82001

voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for CW Petroleum Corp
*(name of business entity)*

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Corporation Service Company

**Signature:** By: [signature]
*(Shall be executed by the registered agent.)*

**Date:** 4/5/2018
*(mm/dd/yyyy)*

Print Name: Megan L. Bretz

Daytime Phone: 800-927-9800

Title: Assistant Secretary

Email: sop@cscglobal.com

Registered Agent Mailing Address (if different than above):

---

***If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

**Signature:** ______________________________
*(Shall be executed by the registered agent.)*

**Date:**
*(mm/dd/yyyy)*

**STATE OF WYOMING**
**Office of the Secretary of State**

I, EDWARD A. BUCHANAN, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

**CW Petroleum Corp**

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **15th** day of **April, 2018**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 04/15/2018

Secretary of State

By: Bailey Johnson

# RECEIPT

Wyoming

Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

## RECEIPT INFORMATION

CW PETROLEUM CORP
5919 HAWTHORNE GARDEN WAY
KATY, TX 77494

Receipt #: **001397316**
Receipt Date: **04/15/2018**
Processed By: **Bailey Johnson**

**DO NOT PAY!**
**This is not a bill.**

| Description of Charges | Reference | Quantity | Unit Price | Total |
|---|---|---|---|---|
| Initial Filing - Profit Corporation - Domestic | 2018-000798744 | 1 | $100.00 | $100.00 |
| | **TOTAL CHARGES PAID** | | | **$100.00** |

| Description of Payment | Reference | Amount |
|---|---|---|
| Payment-Check / Money Order | 4510 | $100.00 |
| | **TOTAL PAYMENT** | **$100.00** |

**In Reference To:**
CW Petroleum Corp (2018-000798744)

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov